EXHIBIT 21

                                  EMBREX, INC.
                                  SUBSIDIARIES


Name                                              Jurisdiction of Incorporation
----                                              ------------------------------
Embrex Europe Limited                             United Kingdom
Embrex Sales, Inc.                                North Carolina